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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 1, 2000

                              AMERICASBANK CORP.
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            (Exact name of registrant as specified in its charter)

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
        Maryland                       000-22925                       52-1948980
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(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer Identification No.)
  of incorporation)
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            500 York Road
            Baltimore, Maryland                                21204
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  (Address of principal executive offices)                   (Zip Code)

      Registrant's telephone number, including area code: (410) 823-0500
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        (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

   Effective January 1, 2000, J. Clarence Jameson, III, resigned as chairman of the board of directors of the Registrant and resigned as a member of the board of directors of AmericasBank, the Registrant's wholly owned subsidiary. Mr. Jameson also resigned as president of the Registrant and as vice president of AmericasBank. Mr. Jameson remains a director of the Registrant.

   Kenneth D. Pezzulla, the Secretary of the Registrant and AmericasBank and a member of the board of directors of the Registrant and AmericasBank, will serve as interim chairman of the board of both entities. Until a permanent successor is appointed by the Registrant's board of directors, Richard J. Hunt, Jr., the Senior Executive Vice President of the Registrant and the President of the Bank, will serve as the senior executive officer of the Registrant.

   After successfully guiding the Registrant and AmericasBank through its formation, the establishment of their new headquarters in Towson, Maryland and AmericasBank's conversion from a federal stock savings bank to a Maryland commercial bank, Mr. Jameson determined that it was an appropriate time to reduce the level of his banking responsibilities.

   On December 18, 1999, the Registrant and AmericasBank issued a press release regarding the resignation of Mr. Jameson. The text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this report as if fully set forth herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (a)  Not applicable.

   (b)  Not applicable.

   (c)  Exhibits:

      99.1  Press Release dated December 18, 1999.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICASBANK CORP.

Date: January 7, 2000             By:    /s/ Kenneth D. Pezzulla
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                                     Kenneth D. Pezzulla, Chairman of the Board